As filed with the Securities and Exchange Commission on March 17, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITALSOUTH BANCORP

(Exact name of registrant as specified in its charter)

Delaware	63-1026645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2340 Woodcrest Place, Suite 200 Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)

1994 STOCK INCENTIVE PLAN

2004 INCENTIVE STOCK OPTION PLAN

2005 STOCK INCENTIVE PLAN

(Full title of the plan)

W. DAN PUCKETT

Chairman and Chief Executive Officer

CapitalSouth Bancorp

2340 Woodcrest Place, Suite 200

Birmingham, Alabama 35209

(Name and address of agent for service)

(205) 870-1939

(Telephone number, including area code, of agent for service)

with a copy to:

J. PAUL COMPTON, JR., ESQ.

Bradley Arant Rose & White LLP

1819 5th Avenue North

Birmingham, Alabama 35203

(205) 521-8000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $1.00 par value	304,400 shares	(2)	$16.92	(3)	$5,149,548.00	$551.01

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 115,400 shares issuable under the 1994 Stock Incentive Plan, (ii) 39,000 shares issuable under the 2004 Incentive Stock Option Plan, and (iii) 150,000 shares issuable under the 2005 Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (a) $12.42, the weighted average exercise price of the 115,400 shares subject to outstanding stock option grants under the 1994 Stock Incentive Plan, at prices ranging from $8.00 to $15.00, (b) $15.00, the exercise price of the 39,000 shares subject to outstanding stock option grants under the 2004 Incentive Stock Option Plan, and (c) $15.25, the exercise price of 3,000 shares subject to outstanding stock option grants under the 2005 Stock Incentive Plan, with the aggregate offering price for the remaining 147,000 shares calculated at $20.99, the average of the high and low prices for the registrant’s common stock on the Nasdaq National Market on March 14, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are, or will be, on file with the Commission, are incorporated in this registration statement by reference:

(1) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

(3) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Bradley Arant Rose & White LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

The registrant’s Restated Certificate of Incorporation and bylaws authorize the registrant to indemnify its directors, officers, employees and agents to the full extent permitted by law. Section 145 of the Delaware General Corporation Law (DGCL) contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under Delaware law, other than an action brought by or in the right of CapitalSouth, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of CapitalSouth and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of CapitalSouth, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of CapitalSouth and except that no indemnification shall be made in respect of any claim, issues or matters as to which such person has been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The registrant’s Restated Certificate of Incorporation provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The registrant’s bylaws require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following Exhibits are filed as a part of the Registration Statement:

*4(a)	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(b)	Certificate of Amendment to the Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(c)	Certificate of Correction to the Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(d)	Certificate of Amendment to the Restated Certificate of Incorporation, filed as Exhibit 3.4 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(e)	The By-laws of the Registrant, filed as Exhibit 3.5 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

5(a)	Opinion and Consent of Bradley Arant Rose & White LLP.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Bradley Arant Rose & White LLP (contained in Exhibit 5(a)).

24	Power of Attorney (included on the signature pages of this registration statement).

*99(a)	1994 Stock Incentive Plan (as amended and restated in 1999), filed as Exhibit 10.1 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(b)	Form of 1994 Stock Incentive Plan Stock Option Agreement, filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(c)	2004 Incentive Stock Option Plan, filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(d)	Form of Incentive Stock Option Award under the 2004 Incentive Stock Option Plan, filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(e)	2005 Stock Incentive Plan, filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(f)	Form of 2005 Stock Incentive Plan Stock Option Agreement, filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*	Incorporated by reference.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 17, 2006.

CAPITALSOUTH BANCORP

By:	/s/ W. DAN PUCKETT
Its President and Chief Executive Officer

We, the undersigned officers and directors of CapitalSouth Bancorp, hereby severally constitute and appoint W. Dan Puckett and Carol W. Marsh, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CapitalSouth Bancorp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. DAN PUCKETT W. Dan Puckett	President, Chief Executive Officer and Chairman of the Board Of Directors	March 17, 2006

/s/ CAROL W. MARSH Carol W. Marsh	Senior Vice President, Secretary and Chief Financial Officer (Principal Financial Officer)	March 17, 2006

/s/ EDISON K. WOODIE, III Edison K. Woodie, III	Controller (Principal Accounting Officer)	March 17, 2006

/s/ H. BRADFORD DUNN H. Bradford Dunn	Director	March 17, 2006

/s/ STANLEY L. GRAVES Stanley L. Graves	Director	March 17, 2006

/s/ CHARLES K. MCPHERSON Charles K. McPherson	Director	March 17, 2006

/s/ DAVID W. WOOD, II David W. Wood, II	Director	March 17, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
*4(a)	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(b)	Certificate of Amendment to the Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(c)	Certificate of Correction to the Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(d)	Certificate of Amendment to the Restated Certificate of Incorporation, filed as Exhibit 3.4 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*4(e)	The By-laws of the Registrant, filed as Exhibit 3.5 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

5(a)	Opinion and Consent of Bradley Arant Rose & White LLP.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Bradley Arant Rose & White LLP (contained in Exhibit 5(a)).

24	Power of Attorney (included on the signature pages of this registration statement).

*99(a)	1994 Stock Incentive Plan (as amended and restated in 1999), filed as Exhibit 10.1 to the Registrant’s Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(b)	Form of 1994 Stock Incentive Plan Stock Option Agreement, filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(c)	2004 Incentive Stock Option Plan, filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(d)	Form of Incentive Stock Option Award under the 2004 Incentive Stock Option Plan, filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(e)	2005 Stock Incentive Plan, filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*99(f)	Form of 2005 Stock Incentive Plan Stock Option Agreement, filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed on October 5, 2005 (Registration No. 333-128829).

*	Incorporated by reference.